UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

Safeguard Scientifics, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	1-5620	23-1609753
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee of the Board of Directors (the “Committee”) of Safeguard Scientifics, Inc. (the “Company”) recently met and reviewed the design of the Company’s equity incentive program. Since 2005, the stock options awarded to the Company’s executives have been subject to a combination of time-based vesting and performance-based vesting based on the Company’s stock price. Generally, 25% of the total underlying shares have been subject to time-based vesting and 75% of the total underlying shares have been subject to performance-based vesting.

Based in part on data provided by the Committee’s compensation consultant, the Committee decided to change the criteria utilized for the Company’s performance-based options. For purposes of new grants, in lieu of the stock price-based vesting model previously used, vesting of performance-based options will be based on the aggregate cash produced as a result of exit transactions involving the Company’s partner companies, relative to the amount of cash deployed in connection with such partner companies. The new approach to performance-based vesting should assist the Company in attracting, retaining and motivating Company executives and focusing the efforts of the Company’s management team on the creation of long-term shareholder value associated with acquiring and building new partner companies. The new performance-based vesting model became effective with equity grants awarded to the Company’s executives on September 30, 2008.

ITEM 7.01. Regulation FD Disclosure.

The Company will be hosting its “Analyst Day 2008” in New York, NY on October 2, 2008. The Company’s presentation slides to be used at such event are attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company’s presentations also will be available by webcast at www.safeguard.com/AnalystDay2008.

The information furnished in this Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates them by reference.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Analyst Day 2008 Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: October 1, 2008

By: BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel